SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549



FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report: June 12, 1998
(Date of earliest event reported)


GS Mortgage Securities Corporation II
(Sponsor)
(Issuer in Respect of Commercial Mortgage Pass_Through Certificates
 Series 1997-GL 1)
Exact name of registrant as specified in charter)


Delaware                33-99774-02  22-3442024
(State or other juris-  (Commission  (I.R.S. Employer
diction of organization) File No.)   Identification No.)



85 Broad Street, New York, New York       10004
Address of principal executive offices) (Zip Code)


Registrant's Telephone Number, including area code
(212) 902-1000


(Former name or former address, if changed since last report.)






  ITEM 5.  OTHER EVENTS

This Current Report on Form 8-K relates to the rust Fund formed, and the Commercial Mortgage Pass-Through Certificates Series 1997-GL 1 issued pursuant to, a Pooling and Servicing Agreement, dated as of August 11, 1997 (the ooling and Servicing Agreement"), by and among GS Mortgage
 Securities Corporation II, as sponsor, GMAC Commercial Mortgage Corporation, as master servicer and special servicer, LaSalle National Bank, as trustee and REMIC administrator, and ABN AMRO Bank, N.V., as fiscal agent. The Class A-1, Class A-2A,
 Class A-2B, Class A-2C, Class A-2D, Class X-1A and Class X-2 Certificates have been registered pursuant to the Act under a Registration Statement on Form S-3 (File No.333-27083) (the "Registration Statement").

    Capitalized terms used herein and not defined herein have the same meanings ascribed to such terms in the Pooling and Servicing Agreement.

  Pursuant to Section 3.20 of the Pooling and Servicing
  Agreement, the Trustee is filing this Current Report containing quarterly financial information for the Century Plaza Loan and
 AAPT Loan for the quarter ended September 30, 1997.


  This Current Report is being filed by the Trustee,
   in its capacity as such under the Pooling and Servicing Agreement, n behalf of the Registrant. The information reported and contained herein has been supplied to the Trustee by one or more of the Master Servicer, the Special Servicer or other third parties without independent review or investigation by the Trustee.
   Pursuant to the Pooling and Servicing Agreement, the Trustee is not responsible for the accuracy or completeness of such information.










   ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL  INFORMATION AND
     EXHIBITS

 (c)     Exhibits

  Exhibit No.        Description
  99.1               Quarterly financial information for the Fairview
                     Cadillac Loan and AAPT Loan for the Period ended
                     June 11, 1998.

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

 LASALLE NATIONAL BANK, INLASALLE NATIONAL BANK, IN
 ITS CAPACITY AS TRUSTEE
 UNDER THE POOLING AND
 sERVICING AGREEMENT ON
 bEHALF OF GS MORTGAGE SECURITIES
 CORPORATION II,
 REGISTRANT


  /s/ Russell Goldenberg
  Senior Vice President
  June 12, 1998